EXHIBIT 99

As more fully described below, this Current Report on Form 8-K includes supplemental unaudited reclassified business segment net sales and operating income information (provided on an annual and quarterly basis for the years ended December 31, 2010, 2009 and 2008). This supplemental unaudited information is being provided to show reclassified historical results due to product moves between business segments. The Company did not operate under the realigned business segment structure for any of these prior periods and will begin to report comparative results under the new structure effective with the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

Effective in the first quarter of 2011, 3M made certain product moves between its business segments in its continuing effort to drive growth by aligning businesses around markets and customers. There were no changes impacting business segments related to product moves for the Display and Graphics segment or the Consumer and Office segment. In addition, 3M results in total did not change. The product moves between business segments are summarized as follows:

•                  Certain pressure sensitive adhesives products within the Industrial Adhesives and Tapes Division and shock absorption and vibration dampening products used in electronics within the Aerospace and Aircraft Maintenance Department (both within the Industrial and Transportation business segment) were transferred to the Electronic Markets Materials Division (part of the Electro and Communications business segment). In addition, certain medical respirator products within the Infection Prevention Division (part of the Health Care business segment) were transferred to the Occupational Health and Environmental Safety Division (within the Safety, Security and Protection Services business segment). The preceding product moves resulted in decreases in net sales for the total year 2010 of $152 million in the Industrial and Transportation business segment and $8 million in the Health Care business segment. These decreases were offset by increases in net sales for the total year 2010 of $121 million for the Electro and Communications business segment and $8 million for the Safety, Security and Protection Services business segment along with a $31 million change in the elimination of dual credit sales and corporate and unallocated.

The financial information presented herein reflects the impact of the preceding business segment structure changes for all products presented. The impact of the preceding changes on previously reported 2010 business segment net sales and operating income is summarized as follows:

	NET SALES			OPERATING INCOME
Year ended Dec. 31, 2010 (Dollars in millions)	Previously Reported	Revised	Change	Previously Reported	Revised	Change
Industrial and Transportation	$8,581	$8,429	$(152)	$1,799	$1,754	$(45)
Health Care	4,521	4,513	(8)	1,364	1,362	(2)
Display and Graphics	3,884	3,884	—	946	946	—
Consumer and Office	3,853	3,853	—	840	840	—
Safety, Security and Protection Services	3,308	3,316	8	707	709	2
Electro and Communications	2,922	3,043	121	631	670	39
Corporate and Unallocated	9	10	1	(277)	(278)	(1)
Elimination of Dual Credit	(416)	(386)	30	(92)	(85)	7
Total Company	$26,662	$26,662	$—	$5,918	$5,918	$—

3M’s businesses are organized, managed and internally grouped into segments based on differences in products, technologies and services. Effective in the first quarter of 2011, 3M continues to manage its operations in six operating business segments: Industrial and Transportation segment; Health Care segment; Display and Graphics segment; Consumer and Office segment; Safety, Security and Protection Services segment; and the Electro and Communications segment. 3M’s six business segments bring together common or related 3M technologies, enhancing the development of innovative products and services and providing for efficient sharing of business resources. These segments have worldwide responsibility for virtually all 3M product lines. 3M is not dependent on any single product or market. Transactions among reportable segments are recorded at cost. 3M is an integrated enterprise characterized by substantial intersegment cooperation, cost allocations and inventory transfers. Therefore, management does not represent that these segments, if operated independently, would report the financial information shown.

Supplemental Unaudited Business Segment Information

Based on Segment Structure Effective in the First Quarter of 2011

Net Sales

NET SALES (Millions)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total Year
Industrial and Transportation
2010	$2,036	$2,121	$2,171	$2,101	$8,429
2009	1,583	1,724	1,901	1,912	7,120
2008	2,167	2,184	2,082	1,740	8,173

Health Care
2010	$1,114	$1,110	$1,092	$1,197	$4,513
2009	995	1,061	1,080	1,146	4,282
2008	1,078	1,117	1,064	1,035	4,294

Display and Graphics
2010	$869	$1,047	$1,065	$903	$3,884
2009	611	808	896	817	3,132
2008	875	849	857	687	3,268

Consumer and Office
2010	$912	$954	$1,026	$961	$3,853
2009	795	866	923	887	3,471
2008	855	939	988	796	3,578

Safety, Security and Protection Services
2010	$813	$844	$811	$848	$3,316
2009	674	773	834	795	3,076
2008	809	942	887	701	3,339

Electro and Communications
2010	$694	$757	$803	$789	$3,043
2009	500	577	650	660	2,387
2008	764	795	772	625	2,956

Corporate and Unallocated
2010	$4	$4	$4	$(2)	$10
2009	4	5	4	—	13
2008	6	8	6	2	22

Elimination of Dual Credit
2010	$(94)	$(106)	$(98)	$(88)	$(386)
2009	(73)	(95)	(95)	(95)	(358)
2008	(91)	(95)	(98)	(77)	(361)

Total Company
2010	$6,348	$6,731	$6,874	$6,709	$26,662
2009	5,089	5,719	6,193	6,122	23,123
2008	6,463	6,739	6,558	5,509	25,269

Supplemental Unaudited Business Segment Information

Based on Segment Structure Effective in the First Quarter of 2011

Operating Income

Refer to Note 4 to the Consolidated Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations in 3M’s 2010 Annual Report on Form 10-K for disclosure of special items (restructuring and other actions) that impacted 2009 and 2008 business segment reported operating income. There were no special items that impacted 2010 operating income. Operating income presented in the table that follows includes the impact of these special items.

Corporate and Unallocated operating income includes a variety of miscellaneous items, such as corporate investment gains and losses, certain derivative gains and losses, insurance-related gains and losses, certain litigation and environmental expenses, corporate restructuring program charges and certain under- or over-absorbed costs (e.g. pension, stock-based compensation) that the Company may choose not to allocate directly to its business segments. Because this category includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis.

3M business segment reporting measures include dual credit to business segments for certain U.S. sales and related operating income. Management evaluates each of its six operating business segments based on net sales and operating income performance, including dual credit U.S. reporting to further incentivize U.S. sales growth. As a result, 3M provides additional (“dual”) credit to those business segments selling products in the U.S. to an external customer when that segment is not the primary seller of the product. For example, certain respirators are primarily sold by the Occupational Health and Environmental Safety Division within the Safety, Security and Protection Services business segment; however, the Industrial and Transportation business segment also sells this product to certain customers in its U.S. markets. In this example, the non-primary selling segment (Industrial and Transportation) would also receive credit for the associated net sales it initiated and the related approximate operating income. The assigned operating income related to dual credit activity may differ from operating income that would result from actual costs associated with such sales. The offset to the dual credit business segment reporting is reflected as a reconciling item entitled “Elimination of Dual Credit,” such that sales and operating income for the U.S. in total are unchanged.

Supplemental Unaudited Business Segment Information

Based on Segment Structure Effective in the First Quarter of 2011

Operating Income

OPERATING INCOME (Millions)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total Year
Industrial and Transportation
2010	$443	$463	$434	$414	$1,754
2009	171	281	382	396	1,230
2008	485	424	414	212	1,535

Health Care
2010	$346	$344	$325	$347	$1,362
2009	306	328	338	375	1,347
2008	321	310	293	248	1,172

Display and Graphics
2010	$212	$308	$282	$144	$946
2009	60	183	206	141	590
2008	188	185	162	48	583

Consumer and Office
2010	$219	$211	$235	$175	$840
2009	165	197	227	159	748
2008	170	187	223	103	683

Safety, Security and Protection Services
2010	$182	$198	$164	$165	$709
2009	125	182	228	193	728
2008	194	179	206	113	692

Electro and Communications
2010	$147	$176	$183	$164	$670
2009	25	73	125	128	351
2008	159	163	166	86	574

Corporate and Unallocated
2010	$(83)	$(81)	$(26)	$(88)	$(278)
2009	(33)	(32)	(7)	(29)	(101)
2008	4	22	70	(38)	58

Elimination of Dual Credit
2010	$(21)	$(23)	$(21)	$(20)	$(85)
2009	(16)	(21)	(21)	(21)	(79)
2008	(20)	(21)	(21)	(17)	(79)

Total Company
2010	$1,445	$1,596	$1,576	$1,301	$5,918
2009	803	1,191	1,478	1,342	4,814
2008	1,501	1,449	1,513	755	5,218

Supplemental Unaudited Business Segment Information

Based on Segment Structure Effective in the First Quarter of 2011

Reconciliation of GAAP to Non-GAAP Operating Income

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company also discusses non-GAAP measures that exclude special items. Operating income measures that exclude special items are not in accordance with, nor are they a substitute for, GAAP measures. Special items represent significant charges or credits that are important to an understanding of the Company’s ongoing operations. The Company uses these non-GAAP measures to evaluate and manage the Company’s operations. The Company believes that discussion of results excluding special items provides a useful analysis of ongoing operating trends. The determination of special items may not be comparable to similarly titled measures used by other companies.

As discussed in 3M’s 2010 Annual Report on Form 10-K, 2009 results included net losses for special items that reduced operating income by $194 million. 2009 included restructuring actions ($209 million), which were partially offset by a gain on sale of real estate ($15 million). These net losses were recorded in the first quarter of 2009 ($67 million), second quarter of 2009 ($101 million) and third quarter of 2009 ($26 million).

As also discussed in 3M’s 2010 Annual Report on Form 10-K, 2008 results included net losses for special items that reduced operating income by $269 million. 2008 included restructuring actions ($229 million), exit activities ($58 million) and losses related to the sale of businesses ($23 million), which were partially offset by a gain on sale of real estate ($41 million). These net losses were recorded in the second quarter of 2008 ($42 million), third quarter of 2008 ($8 million) and fourth quarter of 2008 ($219 million).

The reconciliation provided below, which has been revised from what was previously reported to reflect the segment realignment effective in the first quarter of 2011, reconciles the non-GAAP operating income measure by business segment with the most directly comparable GAAP financial measure for the years ended December 31, 2009 and 2008. There were no special items for the year ended December 31, 2010 that impacted operating income. There were no changes impacting business segments related to product moves for the Display and Graphics segment or the Consumer and Office segment. There were also no changes in total worldwide consolidated operating income compared to what was previously reported.

	Year ended Dec. 31, 2009			Year ended Dec. 31, 2008
OPERATING INCOME BY BUSINESS SEGMENT (Millions)	Revised Operating Income	Special items	Adjusted Non-GAAP Oper. Income	Revised Operating Income	Special Items	Adjusted Non-GAAP Oper. Income
Industrial and Transportation	$1,230	$89	$1,319	$1,535	$66	$1,601
Health Care	1,347	20	1,367	1,172	60	1,232
Display and Graphics	590	22	612	583	42	625
Consumer and Office	748	13	761	683	18	701
Safety, Security and Protection Services	728	1	729	692	38	730
Electro and Communications	351	11	362	574	7	581
Corporate and Unallocated	(101)	38	(63)	58	38	96
Elimination of Dual Credit	(79)	—	(79)	(79)	—	(79)
Total Operating Income	$4,814	$194	$5,008	$5,218	$269	$5,487